EXHIBIT 10.1

Notice of Grant of Restricted Stock Units Award Agreement

Employee: Name	RSU Number:
Plan:2005

Effective [date], you have been granted an award of [#] restricted stock units.  The initial value of this award is $[dollar amount].

Each restricted stock unit represents a right to a future payment equal to one share of The Brink’s Company common stock.  Such payment will be made in shares of The Brink’s Company common stock.

Subject to your continued employment by the Company or one of its subsidiaries as of the relevant settlement date (unless otherwise provided under the terms and conditions of the Plan or this Award Agreement) you shall be entitled to receive (and the Company shall deliver to you) as soon as practicable following the relevant settlement date set forth below, the number of Shares underlying this award scheduled to be settled as of such date as set forth below:

Restricted Stock Units	Settlement
[ # ]	[date]
[ # ]	[date]
[ # ]	[date]

Additional terms and conditions applying to this grant are contained on pages two through four of this Award Agreement and the Plan.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Plan.

By your signature and the authorized Company signature below and on page four of this Award Agreement, you and the Company agree that this award is granted under and governed by the terms and conditions of The Brink’s Company 2005 Equity Incentive Plan as amended (receipt of a copy of which is hereby acknowledged), as well as this Award Agreement, all of which are incorporated as a part of this document.

The Brink’s Company	Date

Employee	Date

Restricted Stock Units Award Agreement

This AWARD AGREEMENT dated as of [date], is between The Brink’s Company, a Virginia corporation (the “Company”), and the employee identified on page one of this Award Agreement (the “Employee”), an employee of the Company or of a subsidiary of the Company.

By resolution dated on the effective date of the Award (as defined below), the Compensation and Benefits Committee (the “Committee”) of the Company’s Board of Directors, acting pursuant to The Brink’s Company 2005 Equity Incentive Plan as amended (the “Plan”), a copy of which Plan has heretofore been furnished to the Employee, as a matter of separate inducement and agreement in connection with the employment of the Employee by the Company or any of its subsidiaries, and not in lieu of any salary or other compensation for the Employee’s services, granted to the Employee a restricted stock units award as set forth on page one of this Award Agreement.

Accordingly, the parties hereto agree as follows:

1.  Subject to all the terms and conditions of the Plan, the Employee is granted the restricted stock units award (the “Award”) as set forth on page one of this Award Agreement.

2.  Subject to the Employee’s continued employment by the Company or one of its subsidiaries as of the relevant settlement date (unless otherwise provided under the terms and conditions of the Plan), the Employee shall be entitled to receive (and the Company shall deliver to the Employee) as soon as practicable following the relevant settlement date set forth on page one of this Award Agreement (or, if applicable, as soon as practicable following the settlement date set forth in Section 11(b) or Section 12(g) of the Plan (as supplemented by Section 17 of the Plan)), the number of Shares underlying this Award scheduled to be settled on such date.

3.  The Shares underlying the Award, until and unless delivered to the Employee, do not represent an equity interest in the Company and carry no dividend or voting rights.  The Employee will not have any rights of a shareholder with respect to the Shares underlying the Award until the Shares have been properly delivered to the Employee in accordance with this Award Agreement.  For the avoidance of doubt, no dividend equivalents will be paid on restricted stock units comprised in this Award.

4.  In accordance with Section 14(b) of the Plan, if the Employee hereunder is subject to the income tax laws of the United States of America, the Company shall withhold from the payment to the Employee a sufficient number of shares to provide for the payment of any taxes required to be withheld by federal, state or local law with respect to income resulting from such payment.

5.  The Award is not transferable by the Employee otherwise than by will or by the laws of descent and distribution.

6.      (a)  This Award Agreement is subject to the terms and conditions of The Brink's Company Compensation Recoupment Policy (the “Recoupment Policy”), a copy of which is attached hereto as Exhibit A, and the provisions thereof are incorporated in this Award Agreement by reference.  The Employee further acknowledges and agrees that all cash-based or equity-based incentive compensation, as defined in the Recoupment Policy (“Incentive Awards”), that the Employee receives or is eligible to receive contemporaneously with or after the date of this Award Agreement shall be subject to the terms and conditions of the Recoupment Policy, and the Employee may be required to forfeit such Incentive Awards, or return shares or other property (or any portion thereof) received in respect of such Incentive Awards, if the Employee is determined to be a Covered Employee and such Incentive Awards, shares or other property (or such portion thereof) is determined to be Excess Compensation (as such terms are defined in the Recoupment Policy).

(b)  In exchange for the Award granted hereby, and the opportunity to be eligible to receive future Incentive Awards, the Employee expressly agrees and consents that all awards previously granted under the applicable Incentive Plans shall be subject to the terms and conditions of the Recoupment Policy from and after the date hereof.  For the avoidance of doubt, the Employee may be required to forfeit Incentive Awards, or return shares or other property (or any portion thereof) already received in respect of such Incentive Awards, if the Employee is determined to be a Covered Employee and such Incentive Awards, shares or other property (or such portion thereof) is determined to be Excess Compensation.  The parties acknowledge that the Employee would not be eligible for the benefits described in the first sentence of this Section 6(b) without agreeing to the consent in this Section 6(b).

7.  All other provisions contained in the Plan as in effect on the date of this Award Agreement are incorporated in this Award Agreement by reference.  The Board of Directors of the Company or the Committee may amend the Plan at any time, provided that if such amendment shall adversely affect the rights of a holder of an Award with respect to a previously granted Award, the Award holder’s consent shall be required except to the extent any such amendment is made to comply with any applicable law, stock exchange rules and regulations or accounting or tax rules and regulations.  This Award Agreement may at any time be amended by mutual agreement of the Committee (or a designee thereof) and the holder of the Award.  Prior to a Change in Control of the Company, this

Award Agreement may be amended by the Company, and upon written notice by the Company, given by registered or certified mail, to the holder of the Award of any such amendment of this Award Agreement or of any amendment of the Plan adopted prior to such a Change in Control, this Award Agreement shall be deemed to incorporate the amendment to this Award Agreement or to the Plan specified in such notice, unless such holder shall, within 30 days of the giving of such notice by the Company, give written notice to the Company that such amendment is not accepted by such holder, in which case the terms of this Award Agreement shall remain unchanged.  Subject to any applicable provisions of the Company’s bylaws or of the Plan, any applicable determinations, order, resolutions or other actions of the Committee or of the Board of Directors of the Company shall be final, conclusive and binding on the Company and the holder of the Award.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Plan.

8.  All notices hereunder shall be in writing and (a) if to the Company, shall be delivered personally to the Secretary of the Company or mailed to its principal office address, 1801 Bayberry Court, P.O. Box 18100, Richmond, VA 23226-8100 USA, to the attention of the Secretary, and (b) if to the Employee, shall be delivered personally or mailed to the Employee at the address set forth below.  Such addresses may be changed at any time by notice from one party to the other.

9.  This Award Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent provided in the Plan, the legal representatives of the Employee.
___________________________________________________

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the day and year first above written.

The Brink’s Company	Date

Employee	Date

Street address, City, State & ZIP

Exhibit A

The Brink’s Company
Compensation Recoupment Policy

The compensation recoupment policy of The Brink’s Company (the “Company”) shall apply if the Company is required to provide an accounting restatement for any of the prior three fiscal years for which audited financial statements have been completed, due to material noncompliance with any financial reporting requirement under the Federal securities laws (a “Restatement”).

In the event of a Restatement, the Compensation and Benefits Committee shall determine, in its discretion, whether the “Covered Employees” (as defined below) have received “Excess Compensation” (as defined below).  The Compensation and Benefits Committee will take such actions as it deems necessary or appropriate against a particular Covered Employee, depending on all the facts and circumstances as determined during its review, including (i) the recoupment of all or part of any Excess Compensation, (ii) recommending disciplinary actions to the Board of Directors, up to and including termination, and/or (iii) the pursuit of other available remedies.

“Excess Compensation” means the amount of the excess cash-based or equity-based incentive compensation equal to the difference between the actual amount received by the Covered Employee and the award or payment that would have been received based on the restated financial results during the three-year period preceding the date on which the Company is required to prepare such restatement (the “Covered Period”).

“Covered Employees” means (i) the executive officers set forth in the Company’s most recent proxy statement and (ii) any employee whose acts or omissions were directly responsible for the events that led to the restatement and who received Excess Compensation during the Covered Period.

For purposes of this Policy, “cash-based or equity-based incentive compensation” includes awards under the Key Employees Incentive Plan (“KEIP”), the Management Performance Improvement Plan (“MPIP”), the 2005 Equity Incentive Plan, as amended (the “Incentive Plan”), and any successor plan or plans.

This policy shall be communicated to all participants in the Company’s KEIP, MPIP and Incentive Plan.

This Policy is separate from and in addition to the requirements of Section 304 of the Sarbanes-Oxley Act of 2002 (Forfeiture of Certain Bonuses and Profits) that are applicable to the Company’s Chief Executive Officer and Chief Financial Officer (“Section 304”), and the Compensation and Benefits Committee shall consider any amounts paid to the Company by the Chief Executive Officer and Chief Financial Officer pursuant to Section 304 in determining any amount of Excess Compensation to recoup.